FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Third Quarter 2022 Financial Results

CANTON, Mass., (November 9, 2022) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Results Summary:

•
Net revenue of $116.9 million for the third quarter of 2022, an increase of 3% compared to net revenue of $113.8 million for the third quarter of 2021. Net revenue for the third quarter of 2022 consists of:
o
Net revenue from Advanced Wound Care products of $109.5 million, an increase of 2% from the third quarter of 2021.
o
Net revenue from Surgical & Sports Medicine products of $7.3 million, an increase of 15% from the third quarter of 2021.
o
Net revenue from the sale of PuraPly products of $63.7 million for the third quarter of 2022, an increase of 12% from the third quarter of 2021.
o
Net revenue from the sale of non-PuraPly products of $53.2 million, a decrease of 6% from the third quarter of 2021.
•
Net income of $0.2 million for the third quarter of 2022, compared to a net income of $12.6 million for the third quarter of 2021, a decrease of $12.4 million.
•
Adjusted net income1 of $5.1 million for the third quarter of 2022, compared to an adjusted net income of $15.8 million for the third quarter of 2021, a decrease of $10.7 million, or 68%.
•
Adjusted EBITDA of $11.6 million for the third quarter of 2022, compared to Adjusted EBITDA of $21.7 million for the third quarter of 2021, a decrease of $10.0 million, or 46%.

“We delivered third quarter revenue results below the guidance we provided on our second quarter earnings call driven primarily by a challenging environment in the physician office setting,” said Gary S. Gillheeney, Sr., President and Chief Executive Officer of Organogenesis. “Our full year 2022 revenue guidance now reflects a more challenging operating environment in the physician office setting in the fourth quarter, compared to what our prior guidance had assumed. Specifically, we expect our sales in the physician office setting to be impacted by continued competitive pressure from smaller amniotic players and overall market disruption driven by reimbursement uncertainty related to CMS’ publishing ASPs for skin substitute products this year.”

1Defined as GAAP net income adjusted to exclude the effect of amortization, restructuring charges, the recovery of certain notes receivable from related parties, the change in the fair value of the CPN earnout, loss on extinguishment of debt, write-off of certain assets, facility construction project pause, GPO settlement fee and the resulting income taxes on these items.

Mr. Gillheeney, Sr. continued: “We continue to believe that we are well positioned with our unique customer value proposition offering a broad portfolio of products across the continuum of wound care, diversified revenue sources across multiple sites of care and physician specialties and broad commercial reach. While the office channel is facing challenges this year, we continue to grow our customer base and build upon our leadership position in the office setting, as well as in wound care centers across the United States. Long-term, we will continue to be a leader in the Advanced Wound Care space by launching highly innovative, highly efficacious products as we deliver on our mission to provide integrated healing solutions that substantially improve outcomes while lowering the overall cost of care.”

	Three Months Ended September 30,		Change
	2022	2021	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$109,514	$107,341	$2,173	2%
Surgical & Sports Medicine	7,345	6,412	933	15%
Net revenue	$116,859	$113,753	$3,106	3%

Net revenue for the third quarter of 2022 was $116.9 million, compared to $113.8 million for the third quarter of 2021, an increase of $3.1 million, or 3%. The increase in net revenue was driven by an increase of $2.2 million, or 2% in Advanced Wound Care products and an increase of $0.9 million, or 15% in net revenue of Surgical & Sports Medicine products.

Gross profit for the third quarter of 2022 was $90.7 million, or 78% of net revenue, compared to $87.6 million or 77% of net revenue for the third quarter of 2021, an increase of $3.1 million, or 4%.

Operating expenses for the third quarter of 2022 were $88.9 million compared to $71.3 million for the third quarter of 2021, an increase of $17.6 million, or 25%. R&D expense was $9.6 million for the third quarter of 2022, compared to $9.0 million in the third quarter of 2021, an increase of $0.6 million, or 7%. Selling, general and administrative expenses were $79.3 million, compared to $62.4 million in the third quarter of 2021, an increase of $17.0 million, or 27%.

Operating income for the third quarter of 2022 was $1.8 million, compared to an operating income of $16.3 million for the third quarter of 2021, a decrease of $14.5 million, or 89%.

Total other expenses, net, for the third quarter of 2022 were $0.6 million, compared to $3.4 million for the third quarter of 2021, a decrease of $2.8 million, or 83%.

Net income for the third quarter of 2022 was $0.2 million, or $0.00 per share, compared to a net income of $12.6 million, or $0.09 per share, for the third quarter of 2021, a decrease of $12.4 million of, or $(0.09) per share.

Adjusted net income of $5.1 million for the third quarter of 2022, compared to adjusted net income of $15.8 million for the third quarter of 2021, a decrease of $10.7 million, or 68%.

Adjusted EBITDA was $11.6 million for the third quarter of 2022, compared to $21.7 million for the third quarter of 2021, a decrease of $10.0 million, or 46%.

As of September 30, 2022, the Company had $108.0 million in cash, cash equivalents and restricted cash and $72.6 million in debt obligations, compared to $114.5 million in cash, cash equivalents and restricted cash and $73.6 million in debt obligations, of which $0.2 million were finance lease obligations as of December 31, 2021.

First Nine Months 2022 Results

The following table represents net revenue by product grouping for the nine months ended September 30, 2022 and September 30, 2021, respectively:

	Nine Months Ended September 30,		Change
	2022	2021	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$313,395	$309,485	$3,910	1%
Surgical & Sports Medicine	21,982	30,016	(8,034)	(27%)
Net revenue	$335,377	$339,501	$(4,124)	(1%)

Net revenue for the nine months ended September 30, 2022 was $335.4 million, compared to $339.5 million for the nine months ended September 30, 2021, a decrease of $4.1 million, or 1%. The decrease in net revenue was driven by a decrease of $8.0 million, or 27% in net revenue of Surgical & Sports Medicine products. This is partially offset by an increase of $3.9 million, or 1% in Advanced Wound Care products.

Gross profit for the nine months ended September 30, 2022 is $257.5 million, or 77% of net revenue, compared to $257.9 million, or 76% of net revenue, for the nine months ended September 30, 2021, a decrease of $0.4 million, or 0%.

Operating expenses for the nine months ended September 30, 2022 were $243.9 million, compared to $205.4 million for the nine months September 30, 2021, an increase of $38.5 million, or 19%. R&D expense was $28.4 million for the nine months ended September 30, 2022, compared to $22.5 million in the nine months ended September 30, 2021, an increase of $5.9 million, or 26%. Selling, general and administrative expenses were $215.5 million for the nine months ended September 30, 2022, compared to $183.0 million in the nine months ended September 30, 2021, an increase of $32.6 million, or 18%.

Operating income for the nine months ended September 30, 2022 was $13.6 million, compared to an operating income of $52.5 million for the nine months ended September 30, 2021, a decrease of $38.9 million, or 74%.

Total other expenses, net, for the nine months ended September 30, 2022 were $2.1 million, compared to $8.3 million for the nine months ended September 30, 2021, a decrease of $6.2 million, or 75%.

Net income of $8.0 million for the nine months ended September 30, 2022 or $0.06 per share, compared to net income of $43.2 million, or $0.32 per share for the nine months ended September 30, 2021, a decrease of $35.2 million, or $(0.26) per share.

Adjusted net income for the nine months ended September 30, 2022 was $17.3 million compared to $47.3 million, for the nine months ended June 30, 2021, a decrease of $30.0 million, or 63%.

Adjusted EBITDA of $35.2 million for the nine months ended September 30, 2022, compared to an Adjusted EBITDA of $62.8 million, for the nine months ended September 30, 2021, a decrease of $27.6 million, or 44%.

Fiscal Year 2022 Guidance:

For the year ending December 31, 2022, the Company expects:

•
Net revenue of between $448 million and $465 million, representing a decrease of approximately 1% to 4% year-over-year, and a decrease of 2% to an increase of 2% on an adjusted basis2, as compared to net revenue of $467.4 million3 for the year ended December 31, 2021.
o
The 2022 net revenue guidance range assumes:
▪
Net revenue from Advanced Wound Care products of between $420 million and $432 million, representing a decrease of approximately 2% and remaining flat year-over-year as compared to net revenue of $430.2 million for the year ended December 31, 2021.
▪
Net revenue from Surgical & Sports Medicine products of between $28 million and $33 million, representing a decrease of approximately 11% to 25% year-over-year as compared to net revenue of $37.1 million for the year ended December 31, 2021.
▪
Net revenue from the sale of PuraPly products of between $252 million and $260 million, representing an increase of approximately 27% to 31% year-over-year, as compared to net revenue of $198.1 million for the year ended December 31, 2021.
•
Net income in a range of approximately $12 million to $20 million and adjusted net income in a range of approximately $22 million to $31 million.
•
EBITDA in a range of approximately $31 million to $42 million and Adjusted EBITDA in a range of approximately $46 million to $58 million.

Third Quarter Earnings Conference Call:

Financial results for the third fiscal quarter of 2022 will be reported after the market closes on Wednesday, November 9. Management will host a conference call at 5:00 p.m. Eastern Time on November 9th to discuss the results of the quarter, and provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. A live webcast of the call will also be provided on the investor relations section of the Company's website at investors.organogenesis.com.

For those unable to participate, the webcast will be archived at investors.organogenesis.com for approximately one year.

2After excluding net revenue from the sale of our ReNu, and NuCel products.

3 Adjusted by $(0.7) million due to the settlement of a GPO fee dispute as reported under the heading “Revision to Previously Issued Financial Statements” in Note 2 to the Unaudited Consolidated Financial Statements included in our Quarterly Report on Form 10-Q filed today with the SEC.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$107,250	$113,929
Restricted cash	771	599
Accounts receivable, net	93,115	82,460
Inventory, net	24,683	25,022
Prepaid expenses and other current assets	4,707	4,969
Total current assets	230,526	226,979
Property and equipment, net	97,012	79,160
Intangible assets, net	22,010	25,673
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	45,369	49,144
Deferred tax asset, net	31,994	31,994
Other assets	1,589	1,537
Total assets	$457,272	$443,259
Liabilities and Stockholders’ Equity
Current liabilities:
Deferred acquisition consideration	$-	$1,436
Current portion of term loan	5,004	2,656
Finance lease obligations	-	200
Current portion of operating lease obligations	12,155	11,785
Accounts payable	37,952	29,339
Accrued expenses and other current liabilities	34,162	37,289
Total current liabilities	89,273	82,705
Term loan, net of current portion	67,600	70,769
Operating lease obligations, net of current portion	42,981	46,893
Other liabilities	1,090	1,557
Total liabilities	200,944	201,924
Commitments and contingencies (Note 18)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized; 131,643,647 and 129,408,740 shares issued; 130,915,099 and 128,680,192 shares outstanding at September 30, 2022 and December 31, 2021, respectively.	13	13
Additional paid-in capital	309,102	302,155
Accumulated deficit	(52,787)	(60,833)
Total stockholders’ equity	256,328	241,335
Total liabilities and stockholders’ equity	$457,272	$443,259

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenue	$116,859	$113,753	$335,377	$339,501
Cost of goods sold	26,177	26,167	77,909	81,602
Gross profit	90,682	87,586	257,468	257,899
Operating expenses:
Selling, general and administrative	79,328	62,369	215,515	182,950
Research and development	9,575	8,953	28,367	22,482
Total operating expenses	88,903	71,322	243,882	205,432
Income from operations	1,779	16,264	13,586	52,467
Other expense, net:
Interest expense	(572)	(1,482)	(2,039)	(6,383)
Loss on extinguishment of debt	-	(1,883)	-	(1,883)
Other income (expense), net	5	(19)	(19)	(4)
Total other expense, net	(567)	(3,384)	(2,058)	(8,270)
Net income before income taxes	1,212	12,880	11,528	44,197
Income tax expense	(997)	(303)	(3,482)	(990)
Net income	$215	$12,577	$8,046	$43,207

Net income, per share:
Basic	$0.00	$0.10	$0.06	$0.34
Diluted	$0.00	$0.09	$0.06	$0.32
Weighted-average common shares outstanding
Basic	130,903,160	128,546,301	129,784,890	128,219,674
Diluted	132,232,954	133,850,216	132,555,265	133,766,004

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$8,046	$43,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,331	4,010
Amortization of intangible assets	3,662	3,726
Amortization of operating lease right-of-use assets	5,483	4,117
Non-cash interest expense	326	236
Deferred interest expense	428	1,331
Provision recorded for doubtful accounts	855	2,367
Loss on disposal of property and equipment	4,412	1,397
Adjustment for excess and obsolete inventories	7,621	8,045
Stock-based compensation	4,697	2,781
Change in fair value of Earnout liability	-	(3,985)
Loss on extinguishment of debt	-	1,883
Changes in operating assets and liabilities:
Accounts receivable	(11,510)	(20,147)
Inventory	(7,282)	(9,741)
Prepaid expenses and other current assets	1	(98)
Operating leases	(5,250)	(4,179)
Accounts payable	5,261	5,237
Accrued expenses and other current liabilities	(4,061)	6,765
Other liabilities	39	(2,922)
Net cash provided by operating activities	17,059	44,030
Cash flows from investing activities:
Purchases of property and equipment	(23,242)	(25,993)
Net cash used in investing activities	(23,242)	(25,993)
Cash flows from financing activities:
Repayments under the 2019 Credit Agreement	-	(70,000)
Proceeds from term loan under the 2021 Credit Agreement, net of debt discount and issuance cost	-	73,174
Payments of term loan under the 2021 Credit Agreement	(938)	(469)
Payments of withholding taxes in connection with RSUs vesting	(648)	(737)
Proceeds from the exercise of stock options	2,070	2,115
Principal repayments of finance lease obligations	(200)	(2,099)
Payment to extinguish debt	-	(1,620)
Payment of deferred acquisition consideration	(608)	(483)
Net cash used in financing activities	(324)	(119)
Change in cash, cash equivalents and restricted cash	(6,507)	17,918
Cash, cash equivalents, and restricted cash, beginning of period	114,528	84,806
Cash, cash equivalents, and restricted cash, end of period	$108,021	$102,724
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,787	$5,830
Cash paid for income taxes	$974	$582
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$5,547	$1,523
Right-of-use assets obtained through operating lease obligations	$1,708	$30,639
Shares issued for deferred acquisition consideration	$828	$-

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA and adjusted net income to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA and adjusted net income help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA and adjusted net income provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

The following table presents a reconciliation of GAAP net income to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited) (in thousands)
Net income	$215	$12,577	$8,046	$43,207
Interest expense, net	572	1,482	2,039	6,383
Income tax expense	997	303	3,482	990
Depreciation	1,456	1,937	4,331	4,010
Amortization	1,220	1,240	3,662	3,726
EBITDA	4,460	17,539	21,560	58,316
Stock-based compensation expense	1,702	1,041	4,697	2,781
Recovery of certain notes receivable from related parties (1)	-	-	-	(179)
Change in fair value of Earnout (2)	-	(927)	-	(3,985)
Restructuring charge (3)	611	1,010	1,518	2,876
Loss on extinguishment of debt (4)	-	1,883	-	1,883
Write-off of certain assets (5)	4,200	1,104	4,200	1,104
Facility construction project pause (6)	632		632
Settlement fee (7)	-	-	2,600	-
Adjusted EBITDA	$11,605	$21,650	$35,207	$62,796

(1)
Amount reflects the collection of certain notes receivable from related parties previously reserved.
(2)
Amounts reflect the change in the fair value of the Earnout liability in connection with the CPN acquisition.
(3)
Amounts reflect employee retention and benefits as well as other exit cost associated with the Company’s restructuring activities.
(4)
Amounts reflect the loss recognized on the extinguishment of the 2019 Credit Agreement upon repayment.
(5)
Amount in 2021 reflects the write-off of certain design and consulting fees previously capitalized related to the construction in progress in one of the Company’s Canton, Massachusetts facilities. Amount in 2022 reflects the disposal of certain equipment related to the same facility.
(6)
Amounts reflect the cancellation fees incurred in connection with the Company’s decision to pause one of its manufacturing facility construction projects.
(7)
Amount reflects the fee the Company agreed to pay to a GPO to settle previously disputed GPO fees.

The following table presents a reconciliation of GAAP net income to non-GAAP adjusted net income, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net income	$215	$12,577	$8,046	$43,207
Amortization	1,220	1,240	3,662	3,726
Recovery of certain notes receivable from related parties (1)	-	-	-	(179)
Change in fair value of Earnout (2)	-	(927)	-	(3,985)
Restructuring charge (3)	611	1,010	1,518	2,876
Loss on extinguishment of debt (4)	-	1,883	-	1,883
Write-off of certain assets (5)	4,200	1,104	4,200	1,104
Facility construction project pause (6)	632	-	632	-
Settlement fee (7)	-	-	2,600	-
Tax on above	(1,781)	(1,076)	(3,371)	(1,355)
Adjusted net income	$5,097	$15,811	$17,287	$47,277
(1)
Amount reflects the collection of certain notes receivable from related parties previously reserved.
(2)
Amounts reflect the change in the fair value of the Earnout liability in connection with the CPN acquisition.
(3)
Amounts reflect employee retention and benefits as well as other exit cost associated with the Company’s restructuring activities.
(4)
Amounts reflect the loss recognized on the extinguishment of the 2019 Credit Agreement upon repayment.
(5)
Amount in 2021 reflects the write-off of certain design and consulting fees previously capitalized related to the construction in progress in one of the Company’s Canton, Massachusetts facilities. Amount in 2022 reflects the disposal of certain equipment related to the same facility.
(6)
Amounts reflect the cancellation fees incurred in connection with the Company’s decision to pause one of its manufacturing facility construction projects.
(7)
Amount reflects the fee the Company agreed to pay to a GPO to settle previously disputed GPO fees.

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP EBITDA and projected non-GAAP Adjusted EBITDA included in our guidance for the year ending December 31, 2022:

	Year Ending December 31,
	2022L4	2022H4
Net income	$11,900	$20,200
Interest expense	2,800	2,800
Income tax expense	5,000	8,600
Depreciation	5,900	5,900
Amortization	4,900	4,900
EBITDA	$30,500	$42,400
Stock-based compensation expense	6,400	6,400
Restructuring charge	2,100	2,100
Write-off of certain assets	4,200	4,200
Facility construction project pause	632	632
Settlement fee	2,600	2,600
Adjusted EBITDA	$46,432	$58,332

The following table presents a reconciliation of projected GAAP net income to projected non-GAAP adjusted net income included in our guidance for the year ending December 31, 2022:

	Year Ending December 31,
	2022L4	2022H4
Net income	$11,900	$20,200
Amortization	4,900	4,900
Restructuring charge	2,100	2,100
Write-off of certain assets	4,200	4,200
Facility construction project pause	632	632
Settlement fee	2,600	2,600
Tax on above	(3,900)	(3,900)
Adjusted net income	$22,432	$30,732

4 The low-end and high-end of the 2022 forecast.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, adjusted net revenue, net income, adjusted net income, EBITDA, and Adjusted EBITDA for fiscal 2022 and the breakdown of expected revenue in both its Advanced Wound Care and Surgical & Sports Medicine categories as well as the estimated revenue contribution of its PuraPly products. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the reimbursement levels for the Company’s products; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in prior years and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production of Affinity in sufficient quantities to meet demand; (10) the COVID-19 pandemic and its impact, if any, on the Company’s fiscal condition and results of operations; (11) the impact of the suspension of commercialization of: (a) ReNu and NuCel in connection with the expiration of the FDA’s enforcement grace period for HCT/Ps on May 31, 2021 and (b) Dermagraft in the second quarter of 2022 pending transition of manufacturing to its Massachusetts based facilities; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2021 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company offering a portfolio of bioactive and acellular biomaterials products in advanced wound care and surgical biologics, including orthopedics and spine. Organogenesis’s comprehensive portfolio is designed to treat a variety of patients with repair and regenerative needs. For more information, visit www.organogenesis.com.

Investor Inquiries:
Westwicke Partners
Mike Piccinino, CFA
OrganoIR@westwicke.com
443-213-0500

Press and Media Inquiries:
Organogenesis

Lori Freedman

LFreedman@organo.com